UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2005

AMERICAN EQUITY

INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa		50266
(Address of Principal Executive Offices)		(Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant.

As previously disclosed by American Equity Investment Life Holding Company (the “Company”) in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2005 (the “Original Form 8-K”), on May 13, 2005, Ernst & Young LLP (“Ernst & Young”) informed the Company that Ernst & Young would resign as the Company’s independent registered public accounting firm no later than the completion of the quarterly review of the Company’s fiscal quarter ending June 30, 2005. On August 4, 2005, after the filing with the SEC of the Company’s Form 10-Q for the quarterly period ended June 30, 2005, Ernst & Young’s resignation became effective.

From May 14, 2005, through August 4, 2005: (i) there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with its reports, and (ii) there have been no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

In response to the Company’s request, Ernst & Young has furnished the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 9, 2005, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on June 16, 2005, KPMG LLP was appointed as the Company’s independent registered public accounting firm commencing July 1, 2005.

Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
16.1	Letter, dated August 9, 2005, from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Date: August 9, 2005

/s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter, dated August 9, 2005, from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Current Report on Form 8-K.